EXHIBIT 3.6

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                OF ESPO'S INC.
              UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


 The undersigned, being the President and Secretary of Espo's Inc. do hereby certify and set forth:

      1.  The name of the corporation is Espo's Inc.

      2. The certificate of incorporation of Espo's Inc. was filed by the Department of State on the 29th day of November 1990.

      3. Paragraph FIRST of the Certificate of Incorporation of Espo's Inc., which sets forth the name of the corporation, is hereby amended to read as follows:

          FIRST:The name of the Corporation is INTEGRATED PERFORMANCE
          SYSTEMS, INC

      5. This amendment to the Certificate of Incorporation of Espo's Inc. was authorized by unanimous written consent of the board of directors followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

      IN WITNESS WHEREOF, the undersigned has executed and signed this certificate this 30th day of March 2001.



                                    /s/ D. Ronald Allen
                                    --------------------------
                                    D. Ronald Allen, President


                                    /s/ D. Ronald Allen
                                    --------------------------
                                    D. Ronald Allen, Secretary



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                           [ FILING RECEIPT APPEARS HERE ]